UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2006

GOLD KIST INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50925	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, N.E., Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(770) 393-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously announced, the Board of Directors (the “Board”) of Gold Kist Inc. (“Gold Kist”) has received a proposal from Pilgrim’s Pride Corporation to acquire all of the outstanding shares of Gold Kist common stock for $20 per share in cash. Following the receipt of this proposal, the Board formed a special committee of independent directors (the “Special Committee’) to consider the proposal as well as to evaluate Gold Kist’s strategic plans and potential alternatives. The Board appointed R. Randolph Devening (Chairman), A.D. Frazier and Wayne Woody to serve on the Special Committee.

On September 20, 2006, the Board set the compensation for members of the Special Committee for their service on the Special Committee. The Chairman of the Special Committee will receive a one-time payment of $60,000 and the other members of the Special Committee will each receive a one-time payment of $50,000. These one-time payments will be made in lieu of the per-meeting fees that are normally paid to Gold Kist directors for board and committee meetings and will be made at the conclusion of the Special Committee’s work.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

/s/ Stephen O. West
Stephen O. West
Chief Financial Officer and Vice President

Date: September 20, 2006